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                                                                    EXHIBIT 23.2



                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the DSC Communications Corporation 1997 Non-Employee Directors Stock Option and Restricted Stock Plan of our report dated January 23, 1997, with respect to the consolidated financial statements of DSC Communications Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                        ERNST & YOUNG LLP

Dallas, Texas,
November 3, 1997